Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.

CYCLACEL ANNOUNCES SALE OF FOUR CYCLACEL ROMIDEPSIN-RELATED PATENTS TO CELGENE AND

DISMISSAL OF ALL CLAIMS IN THEIR PATENT LITIGATION

Berkeley Heights, NJ, April 4, 2013 – Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC) (NASDAQ: CYCCP) (“Cyclacel” or the “Company”) announced that it has entered into a definitive agreement with Celgene Corporation (“Celgene”) to sell to Celgene four Cyclacel-owned patents related to the use of romidepsin injection. In connection with the agreement Celgene has made to Cyclacel a one-time payment of $5.5 million.

As a result, the litigation between Cyclacel and Celgene in the United States District Court for the District of Delaware, case number 1:10-cv-00348-GMS, is moot. Cyclacel and Celgene have filed a joint stipulation and order for dismissal requesting the Court to enter an order dismissing the litigation.

“We are pleased to enter into this agreement with Celgene,” said Spiro Rombotis, Cyclacel’s President and Chief Executive Officer. “The dismissal of the litigation will allow Cyclacel to concentrate on the development of our pipeline to benefit the patients we serve.”

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious diseases. Sapacitabine, Cyclacel’s most advanced product candidate, is the subject of SEAMLESS, a Phase 3 trial being conducted under an SPA with the FDA as front-line treatment for acute myeloid leukemia (AML) in the elderly, and other studies for myelodysplastic syndromes (MDS), chronic lymphocytic leukemia (CLL) and solid tumors including breast, lung, ovarian and pancreatic cancer. Cyclacel’s strategy is to build a diversified biopharmaceutical business focused in hematology and oncology based on a development pipeline of novel drug candidates. Please visit www.cyclacel.com for additional information.

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and intended utilization of Cyclacel’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain

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and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and other filings we file with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact for Cyclacel Pharmaceuticals, Inc.

Investors/Media: Corey Sohmer, (908) 517-7330, csohmer@cyclacel.com

© Copyright 2013 Cyclacel Pharmaceuticals, Inc.  All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.  ISTODAX® is a registered trademark of Celgene Corporation.